Exhibit 10.1

MUTUAL RESCISSION AND RELEASE AGREEMENT

This MUTUAL RESCISSION AND RELEASE AGREEMENT (“Rescission”) is made and entered into this February 1, 2021 (the “Effective Date”) by and between Eliot’s Adult Nut Butter, LLC, an Oregon limited liability company (“Eliots”) Michael Kanter, Tyler Kirk, Resolut Partners LLC, and Burst Management LLC (the “Holders”) and Verus International, Inc., a Delaware corporation (“Verus”) (collectively, the “Parties”).

RECITALS:

WHEREAS the Parties entered into an Asset Purchase Agreement dated September 1, 2020 (“Purchase Agreement”), and contracts described therein, including without limitation an Assignment and Assumption Agreement, Bill of Sale, and Employment Contract (together with the Purchase Agreement, the “Original Contracts”).

WHEREAS the Parties acknowledge that Eliots is not an appropriate fit with Verus and Parties would like to continue their separate ways; and

WHEREAS the Parties hereby mutually agree to rescind the Original Contracts in order to return the Parties to their respective positions before the Original Contract’s effective date.

AGREEMENT:

NOW THEREFORE, for the reasons set forth above, and in consideration of the mutual covenants of the Parties hereto, the Parties agree as follows:

1. Rescission. The Original Contracts are hereby terminated and deemed null and void as of the Effective Date and neither party shall have any further rights or legal obligations thereunder.

2. Warranties: Verus represents, warrants, and covenants to Eliots and Holders:

a. Authority. Verus is corporation duly formed, validly existing, and in good standing under the laws of the State of Delaware. Verus has full corporate power and authority to enter into this Agreement, and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Verus of this Agreement, the performance by Verus of its obligations hereunder, and the consummation by Verus of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Verus. This Agreement constitutes legal, valid, and binding obligations of Verus enforceable against Verus in accordance with their respective terms.

b. Compliance. Since the closing date of the Purchase Agreement through the Effective Date (the “Rescission Period”), Verus has owned and operated the Eliots Business and the Purchased Assets (as defined in the Purchase Agreement) in compliance with all applicable law.

c. Litigation. There are no claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigation, citations, summons, subpoenas, or investigations of any nature, whether at law or in equity (collectively, “Actions”) pending or threatened against or by the Business or Verus relating to or affecting the Business or Purchased Assets. During the Rescission Period, no event occurred or circumstances existed that may give rise to, or serve as a basis for, any such Action.

d. Liabilities. During the Rescission Period, Verus has incurred no extra ordinary liabilities related to Eliots business and Purchased Assets except as were incurred in the ordinary course of business. For purposes of this Agreement, “Liabilities” means liabilities, obligations, or commitments of any nature whatsoever, whether asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise.

3. Release. Except as provided herein, the Parties hereby release and forever discharge any and all liabilities that have arisen or may arise from the Original Contracts or any other liability or claim whatsoever, and the Parties waive any and all claims or right to assert any claim which has arisen or may arise.

4. Release Contingency. This Agreement is contingent upon and is not effective until Verus received a fully executed version of the Release provided in this Agreement.

5. Payment. In consideration of the rescission, release and severance contemplated herein, immediately upon signing of this Agreement, Verus shall pay to Eliot’s Ten Thousand Dollars ($10,000) in cash or by wire transfer (the “Cash Payment”).

6. Consideration. All parties to this Agreement agree that sufficient consideration is or has been exchanged between the parties in return for the representations, warranties, covenants, and promises in this Agreement.

7. Liabilities. The Parties agree and acknowledge that Verus is not assuming any Liabilities of any kind or nature related to Eliots and Eliots is not assuming any Liabilities of any kind or nature related to Verus.

8. Further Assurances. Each Party agrees (a) to execute and deliver such other documents, and (b) to do and perform such other acts and things, as any other Party may reasonably request, to carry out the intent and accomplish the purposes of this Agreement.

9. Eliot’s Indemnification. Eliot’s will indemnify and hold harmless Verus and its affiliated entities, and their respective officers, directors, employees, members, shareholders, owners, and agents (each an “Verus Indemnified Party”) from and against all liabilities, losses, damages, claims, and expenditures, including reasonable legal fees, employee or payroll related liabilities or any liability incurred for the benefit of Eliots that may be incurred or suffered by an Indemnified Party arising out of third party claims arising solely from the operations of Eliot’s after the Effective Date of this Agreement.

10. Verus Indemnification. Verus will indemnify and hold harmless Eliot’s and Holders and their respective officers, directors, employees, members, managers, owners, and agents (each an “Eliot Indemnified Party”) from and against all liabilities, losses, damages, claims, and expenditures, including reasonable legal fees, that may be incurred or suffered by an Eliot Indemnified Party arising from any inaccuracy in or breach of any of the representations, warranties, or covenants of Verus contained in this Agreement.

11. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

12. Notices. All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

If to Eliot’s or	[___]
Holders:	[___]
Email: michael@eliotsnutbutters.com
Attention: Founder

If to Verus:	9841 Washingtonian Blvd., Suite 390
Gaithersburg, MD 20878
Email: ab@verusfoods.com
Attention: General Counsel

13. Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

14. Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

15. Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

16. Successors and Assigns; Assignment. This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns. Neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned, or delayed. Any purported assignment in violation of this Section shall be null and void. No assignment shall relieve the assigning party of any of its obligations hereunder.

17. Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy.

18. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to the conflict of law provisions thereof to the extent such provisions would require or permit the application of the laws of any jurisdiction other than the State of Delaware. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (II) EACH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) EACH PARTY MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY; AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ELIOTS:
ELIOT’S ADULT NUT BUTTER

By:	/s/ Michael Kanter
Name:	Michael Kanter
Title:	CEO

HOLDERS:

MICHAEL KANTER

/s/ Michael Kanter

TYLER KIRK

/s/ Tyler Kirk

RESOLUT PARTNERS LLC

By:	/s/ Nater Youngchild
Name:	Nater Youngchild
Title:

BURST MANAGEMENT LLC

By:	/s/ Mike Robinson
Name:	Mike Robinson
Title:

BUYER:
VERUS INTERNATIONAL

By:	/s/ Anshu Bhatnagar
Name:	Anshu Bhatnagar
Title:	CEO